Exhibit 99.1

Rock Creek Pharmaceuticals Announces Listing Extension on NASDAQ

SARASOTA, FL., December 11, 2014 – Rock Creek Pharmaceuticals, Inc., (NASDAQ: RCPI), a drug development company focused on chronic inflammatory disease and neurologic disorders, announced today that it received notification from the Nasdaq Stock Market, Inc. granting a six-month extension of its Nasdaq listing. The Company has until April 27, 2015 to maintain a closing bid price of at least $1.00 for a minimum of 10 consecutive days to maintain compliance with Nasdaq listing requirements. The extension is also subject to the condition that the Company provide certain written updates to Nasdaq during the extension period and that Rock Creek file, on or before February 23, 2015, a preliminary proxy statement for a shareholder meeting for a reverse stock split proposal.

In addition, the Company has applied to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market, which should go into effect on December 15, 2014. The Company believes that The Nasdaq Capital Market is better suited to smaller companies, such as Rock Creek Pharmaceuticals.

About Anatabine Citrate:

Rock Creek Pharmaceutical's anatabine citrate is a small molecule, cholinergic agonist which exhibits anti-inflammatory pharmacological characteristics. These anti-inflammatory effects have been demonstrated through extensive pre-clinical (in vitro and in vivo) studies resulting in peer reviewed and published scientific journal articles, covering models of Multiple Sclerosis, Alzheimer's Disease, and Auto-Immune Thyroiditis. In addition, the company's compilation of human exposure, safety and tolerability data, derived primarily from human clinical studies of the previously marketed nutraceutical product, has provided important insights for clinical development.

About Rock Creek Pharmaceuticals, Inc.:

Rock Creek Pharmaceuticals, Inc. is an emerging drug development company focused on the discovery, development and commercialization of new drugs, formulations and compounds that provide therapies for chronic inflammatory disease, neurologic disorders and behavioral health.

For more information, visit: http://www.rockcreekpharmaceuticals.com

Forward Looking Statements:

Certain statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. The statements in this release are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, results of clinical trials and/or other studies, the challenges inherent in new product development initiatives, including the continued development and approval of anti-inflammatory drug candidates, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices and the outcome of the ongoing investigations as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 17, 2014 and our latest 10-Q Report filed onNovember 10, 2014. We undertake no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

CONTACT:

Ted Jenkins
Vice President, Corporate Strategy, Development, Investor Relations
Rock Creek Pharmaceuticals

2040 Whitfield Avenue, Suite 300

Sarasota, FL 34243

Direct: 941-251-0488
tjenkins@rockcreekpharmaceuticals.com

Stephanie Carrington

Investors

Integrated Corporate Relations, Inc. (ICR): Redefining Strategic Communications

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New York, NY 10017

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stephanie.carrington@icrinc.com